Exhibit 99.1

FOR IMMEDIATE RELEASE

Bandag	Bridgestone Americas Holding, Inc.
Investor Contact: Warren W. Heidbreder	Media Contact: Chris Karbowiak
Phone: 563-262-1260	Phone: 877-201-2373
URL: www.bandag.com
Media Contact: Bill Block
Phone: 563-262-1217

Bridgestone Americas to Acquire Bandag for $1.05 Billion in Cash Merger

NASHVILLE, Tenn., and MUSCATINE, Iowa (Dec. 5, 2006) – Bridgestone Americas Holding, Inc. and Bandag, Incorporated [NYSE: BDG and BDGA] (“Bandag”) today jointly announced that they have entered into a merger agreement pursuant to which Bridgestone Americas will acquire the outstanding shares of each class of stock of Bandag for US$50.75 per share in cash. The transaction is valued at approximately US$1.05 billion.

        The Board of Directors of Bandag has unanimously approved the agreement. The transaction is expected to close late in the first quarter or early in the second quarter of 2007, subject to the receipt of shareholder and regulatory approvals, as well as the satisfaction of other customary closing conditions. Certain shareholders, including Carver Partners LP and Martin G. Carver, Bandag’s Chairman and CEO, have entered into separate agreements pursuant to which they have agreed, subject to certain conditions, to vote their shares in support of the transaction.

        Bandag is a leading manufacturer of tire retreading materials and equipment. Based in Muscatine, Iowa, Bandag has a global network of more than 900 franchised dealers that produce and market retread tires and provide tire management services. In addition, Bandag owns and operates Tire Distribution Systems, Inc. (“TDS”), a commercial retail operation that sells and services new and retread tires, and it holds an 87.5 percent interest in Speedco, Inc., a provider of on-highway truck lubrication and routine tire services to commercial truck owner-operators and fleets. In 2005 Bandag had worldwide sales of US$921 million. Following completion of the transaction, Bandag will operate as a wholly owned subsidiary of Bridgestone Americas Holding, Inc.

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        “Bandag is a leader in the retreading business, with a strong global reputation for quality, service and technology, as well as an extensive worldwide dealer network,” said Mark A. Emkes, Chairman and CEO of Bridgestone Americas Holding, Inc. “The joining of Bridgestone Americas and Bandag will allow the two companies to better service their customers by offering a comprehensive tire maintenance solution, backed by a complete line of new and retread truck tire offerings.”

        According to Carver, “The combination of Bridgestone Americas and Bandag will benefit our dealers and enhance their business futures. The transaction combines the strength of two well-run and respected companies, and will allow our dealers to go to market with an even more complete product offering.”

        Transportation companies actively seek tire management programs that start with premium new tires and take them through the retread process, which can ultimately conserve natural resources. The joining of the world’s largest tire and rubber company with the premier global brand in retreading is aimed at providing customers with a total tire offering, a streamlined way to manage their needs throughout a tire’s life cycle.

        Bandag and Bridgestone Americas have a decades-long business relationship. TDS stores have been authorized dealers of Bridgestone Americas’ tires, and many GCR Tire Centers, units of Bridgestone Americas’ subsidiary, BFS Retail & Commercial Operations, LLC, which service the commercial and off-the-road trucking industry, are Bandag dealers.

        Retreads and new Bridgestone tires are complementary, servicing different customer needs. Retreading enables customers to get the full value of a new tire by reusing the tire’s casing again and again. As such, it is an integral part of a successful total tire management system.

        According to Emkes, the combination of the two companies makes good business and economic sense. “Bandag’s history of success in the retread market and the similarities in the companies’ business models, distribution networks, customer base and respect for employees make this a perfect fit.”

        JPMorgan acted as financial advisor to Bridgestone Americas while William Blair & Company, L.L.C. acted as financial advisor to Bandag.

        Jones Day was the legal advisor to Bridgestone Americas, and Foley & Lardner LLP was the legal advisor to Bandag.

About Bridgestone Americas Holding, Inc.:

        Nashville-based Bridgestone Americas Holding, Inc. (BSAH) is the U.S. subsidiary of the Bridgestone Corporation, the world’s largest tire and rubber company. BSAH and its subsidiaries develop, manufacture and market a wide range of Bridgestone, Firestone, Dayton and associate brand tires to address the needs of a broad range of customers, including consumers, automotive and commercial vehicle original equipment manufacturers, and those in the agricultural, forestry and mining industries. The companies also produce air springs, roofing materials, synthetic rubber and industrial fibers and textiles and operate the world’s largest chain of automotive tire and service centers.

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About Bandag:

        Bandag, Incorporated manufactures retreading materials and equipment for its worldwide network of more than 900 franchised dealers that produce and market retread tires and provide tire management services. Bandag’s traditional business serves end-users through a wide variety of products offered by dealers, ranging from tire retreading and repairing to tire management systems outsourcing for commercial truck fleets. Tire Distribution Systems, Inc. (TDS), a wholly owned subsidiary, sells and services new and retread tires. In addition, Bandag has an 87.5% interest in Speedco, Inc., a provider of on-highway truck lubrication and routine tire services to commercial truck owner-operators and fleets.

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, unanticipated issues associated with obtaining approvals to complete the transaction or other unexpected issues that could impact the closing of the deal. Readers are strongly encouraged to read the full cautionary statements contained in Bandag’s filings with the Securities and Exchange Commission. Both Bridgestone Americas Holdings, Inc. and Bandag disclaim any obligation to update or revise any forward-looking statements.

Additional Information

In connection with the proposed combination described above (the “Merger”), Bandag will file with the Securities and Exchange Commission (the “SEC”), and will furnish to its shareholders, a proxy statement. Bandag shareholders are advised to read the proxy statement when it is finalized and distributed, because it will contain important information about the proposed Merger. Shareholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Bandag, 2905 N. Hwy. 61 Muscatine, IA 52761, Attention: Corporate Secretary, telephone (563) 262-1260, or from Bandag’s website, www.bandag.com.

Bandag and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of Bandag in favor of the proposed Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Bandag’s proxy statement. Information regarding certain of these persons and their beneficial ownership of Bandag common stock as of January 31, 2006, is also set forth in the Schedule 14A filed by Bandag with the SEC on April 17, 2006.

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